Filed in the Office of	Business Number E0833272007-9
Barbara K. Cegavske	Filing Number 20222612790
Secretary of State State Of Nevada	Filed On 9/13/2022 9:58:00 AM
	Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

American Hemp Ventures, Inc.

Entity or Nevada Business Identification Number (NVID): NV20071461285

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: _____
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 55.4%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 06/30/2022 Time: 5PM PDT (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) PLEASE SEE ATTACHED EXHIBIT A (attach additional page(s) if necessary)
6. Signature: (Required)	X *Murray Galbraith* — Title: CEO Signature of Officer or Authorized Signer — Title X ______ — Title: ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

55.4% of the shareholders approved the amendment -by written consent

This form must be accompanied by appropriate fees.

EXHIBIT A

Article One is amended to change the name to YouneeqAI Technical Services, Inc.

Article Fourth shall be amended to add the following text as a second paragraph:

Each share of issued and outstanding Common Stock as of a record date of October 14, 2022, is reverse split on a one-for-three basis on October 15, 2022, at 4 PM EDT, such that each old share represents 1/3 of a new share. A surrender of the old share certificate is not required to be made by each shareholder, and the stockholder records will be automatically adjusted to reflect the reverse split. Fractional Shares shall be rounded up to the next whole share at the beneficial owner level.

Filed in the Office of	Business Number E0833272007-9
Barbara K. Cegavske	Filing Number 20222624566
Secretary of State State Of Nevada	Filed On 9/19/2022 9:12:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: American Hemp Ventures, Inc. Entity or Nevada Business Identification Number (NVID): NV20071461285
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment
3. Filing Date:	Filing date of document which correction is being made: 09/13/2022
4. Description:	Description of inaccuracy or defect: #4. Effective Date: 06/30/2022
5. Correction:	Correction of inaccuracy or defect: #4. Effective Date: 10/15/2022
6. Signature: (Required)	X *Murray Galbraith* Signature 09/16/2022 Date

This form must be accompanied by appropriate fees.